EXHIBIT 23.0

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors and Shareholders
FSI International, Inc.

We consent to incorporation by reference in the registration statements on Form S-8 (No.’s 33-29494, 33-39919, 33-33649, 33-33647, 33-39920, 33-42893, 33-77852, 33-77854, 33-60903, 333-30675, 333-19677, 333-19673, 333-01509, 333-50991, 333-94383, 333-96275, and 333-61164) and on Form S-3 (No. 333-86148) of FSI International, Inc. of our reports dated October 11, 2002, relating to the consolidated balance sheets of FSI International, Inc. and subsidiaries as of August 31, 2002 and August 25, 2001, and the related consolidated statements of operations, stockholders’ equity and cash flows and related schedule for each of the fiscal years in the three-year period ended August 31, 2002, which reports appear in the August 31, 2002 annual report on Form 10-K of FSI International, Inc. Our report refers to a change of accounting for goodwill in fiscal 2002 and revenue recognition in fiscal 2001.

/s/   KPMG LLP

Minneapolis, Minnesota
November 22, 2002